                                                                     Exhibit 4.5

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), effective as of March 31, 1998 but dated this 30th day of March, 1998, by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Purchaser"), Learning Centers of West Houston, Inc., which has elected to be treated as an S Corporation pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") and Paschal Gagliardo, the sole stockholder of the Company (the "Stockholder," whether one or more).


                                  WITNESSETH:

     The Stockholder owns all the issued and outstanding capital stock of the Company. The Purchaser and the Stockholder wish to enter into an agreement for the acquisition of the Company by the Purchaser through a merger of the Company into the Purchaser in a transaction qualifying as a tax-free reorganization under Section 368(a)(l)(A) of the Code (the "Merger"). The parties agree and acknowledge that for accounting purposes, the Merger is to be treated as a purchase. The Purchaser, the Company and the Stockholder wish to enter into a definitive agreement setting forth the terms and conditions of the Merger

     Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser, the Company and the Stockholder hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIESS OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company and the Stockholder as follows:


     1.1  Organization and Standing The Purchaser is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the Charter and By-Laws of the Purchaser have been delivered to the Company, and such copies are complete and correct and in fulfill force and effect on the date of this Agreement. The Purchaser has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of and has obtained all material licenses and permits required by, any law, rule or regulation

     12    Financial Statements. The Purchaser has delivered to the Company
           --------------------
copies of the Purchaser's audited consolidated financial statements for the fiscal years ended December 31, 1996 and 1997. These financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and present fairly the consolidated financial position and results of operations of the Purchaser at the dates of such statements and for the periods covered thereby. The Purchaser also has delivered to the Company copies of its Annual Report on Form 10-Q for the third quarter year ended September 30, 1997, and all other reports or documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of such Quarter]y Report on Form 10-Q and prior to the date of this Agreement.

     1.3  No Conflict With Other Documents, Neither the execution and delivery
          --------------------------------
of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of or be in conflict with, the Purchaser's Charter or By-Laws, or, any terms of any contract, instrument or other agreement to which the Purchaser is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Purchaser or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse on the Purchaser.

     1.4  Brokers and Advisors. The Purchaser has taken no action which would
          --------------------
give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

     1.5  Authority. The execution, delivery and performance of this Agreement
          ---------
by the Purchaser have been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser. Upon the satisfaction of all conditions contained herein and the filing of Articles of Merger with the Maryland State Department of Assessments and Taxation and the Texas Secretary of State, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and the Purchaser.

     1.6  Validity of Common Stock. The shares of Purchaser's Common Stock to be
          ----------- ------------
issued and delivered by the Purchaser in connection with the Merger have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

     1.7  Tax-Free Reorganization. The Purchaser is not aware of any events or
          -----------------------
conditions relating to the Purchaser which would preclude the Company or the Stockholder from treating the Merger as a tax-free reorganization under the Code.

     1.8  Registration Statement on Form S-3. As of the date hereof, the
          ----------------------------------
Purchaser is aware of no events, actions or conditions which would prevent the Purchaser from being able to comply with the provisions of Section 11.1(a) of this Agreement, and will use its best efforts to continue to be eligible to comply with the provisions of Section 11.1(a).

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE STOCKHOLDER. The Company and the sole Stockholder hereby jointly and severally represent and warrant to the Purchaser as follows:


     2.1  Authorized and Issued Shares. The Company's entire authorized capital
          ----------------------------
stock consists of 1,000,000 shares of Common Stock, $1.00 par value per share (the "Company Common Stock"), of which 1,000 shares are issued and outstanding. No shares of Company Common Stock are held in the Company's treasury and no shares are reserved for issuance. All outstanding shares of Company Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable and are owned by the Stockholder. The Company is not a party to or bound by any options, calls, contracts, preemptive rights or commitments of any character relating to any issued or unissued capital stock, or any other equity security issued or to be issued by the Company.

     2.2  Organization. The Company is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Texas, and has the corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby. Complete and accurate copies of the current Charter, By-Laws, minute books and stock transfer books of the Company have been provided to the Purchaser, and such copies are complete and correct and in hill force and effect. The Company does not own or have any direct or indirect interest in any other corporation, firm, partnership, joint venture enterprise or other business entity. The Company has duly and effectively elected to be treated as an S Corporation under and is presently operating in accordance with the provisions of Subchapter S of the Code.

     2.3  Transactions with Affiliates. Except as set forth in Section 2.3 of
          ----------------------------
the disclosure schedule delivered to the Purchaser pursuant to this Agreement (the "Disclosure Schedule/" /) or in the Company Financial Statements (as hereinafter defined), the Company is not a party to any contract, agreement or other arrangement with any current or former officer, director or stockholder or any affiliate of any such persons. Each transaction required to be listed on the Disclosure Schedule is on terms no less favorable than terms available from unrelated parties.

     2.4  Financial Statements. The Company has provided to the Purchaser the
          --------------------
unaudited financial statements for the fiscal years of the Company ended on December 31, 1996, and December 31, 1997, which 1997 statement shall be restated on an accrual basis and audited as soon as practicable after the execution of this Agreement (collectively, the "Company Financial Statements"). The Company Financial Statements are complete and correct, have been prepared on a consistent basis throughout the periods covered thereby and present fairly and accurately the financial position and results of operations of the Company as of and for the periods indicated. There are no material liabilities or obligations of the Company, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which in accordance with GAAP consistently applied should have been shown or provided for in the Company Financial Statements and are not so shown or provided for. Since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, operations, properties or prospects of the Company except as shown on
Schedule 2.4 of Disclosure Schedule. The Company's accounts receivable arose, and all accounts receivable that will be outstanding as of the Closing Date shall have arisen, from bona fide transactions in the ordinary course of
                        ---------
business and will be collectible by the Company in full, less applicable reserves shown in the Company Financial Statements, in the ordinary course of business within ninety days of the Closing Date, and there are no offsets or claims related to such accounts receivable.

     2.5  Taxes. The Company and the Stockholder have properly prepared and
          -----
filed all federal, state and other tax returns required to be filed in connection with the operations of the Company. True and complete copies of all federal and state income tax returns for the Company for each of the years ended December 31, 1994 through December 31, 1997 have been delivered or made available to the Purchaser on or prior to the date hereof and copies of other returns will be made available upon request. Except as set forth on Section 2.5 of the Disclosure Schedule or in the Company Financial Statements, neither the Company nor the Stockholder has any liability for any federal, state, county, local or other taxes whatsoever that arose or otherwise was incurred on or before the date of the balance sheet for 1997 included in the Company Financial Statements. No proposed taxes, additions to tax, interest or penalties have been asserted or are pending against the Company or the Stockholder with respect to periods ending on or before Closing, and no such matters are under discussion with the applicable authorities. There are no agreements, waivers, or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Company or the Stockholder. The Company and the Stockholder have withheld or otherwise collected all taxes or amounts it or he was required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

          2.6  Agreements. Section 2.6 of the Disclosure Schedule identifies
               ----------
each of the following agreements, contracts, documents and other items (whether written or oral) as to which the Company is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to the Purchaser). (i) all documents relating to indebtedness for money borrowed or collateral therefor, including guarantees; (ii) all agreements or plans relating to employment, compensation of or benefits for officers or employees of the Company; (iii) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $2,000 or involving purchases in excess of normal operating requirements; (iv) any contract, agreement, or instrument not entered into in the ordinary course of the business of the Company on a basis consistent with past practice; (v) any contract containing restrictions on the Company's operations or its ability to compete in any geographic region or in any line of business; (vi) any lease of real property and all personal property leases calling for annual lease payments in excess of $2,000; and (vii) each and every other contract which is material to the financial condition, earnings, operation or business of the Company. Each of the contracts and agreements so listed (collectively, the "Contracts") is a valid and existing contract or agreement in full force and effect and there exists no default by the Company thereunder. None of the Contracts will be violated or breached and no default or right of termination or modification shall arise thereunder as a result of the consummation of the transactions contemplated by this Agreement.

     2.7  Property. Section 2.7 of the Disclosure Schedule sets forth a schedule
          --------
(the "Property Schedule") of (i) all real property owned or leased by the Company (the "Real Property"), (ii) all individual items of tangible personal property and assets (other than inventory) of the Company having a fair market value in excess of $2,000, and (iii) all patents, trademarks, trade names, service marks, trade secrets, copyrights, franchise rights or applications therefor which are held, used, prepared in connection with or otherwise related to the conduct of the business of the Company. Except as set forth in the Property Schedule, the Company has good and marketable title to all of such property and assets owned by it, free of any pledge, mortgage, lien, lease, security agreement, encumbrance, charge or claim of any nature whatsoever. The machinery and equipment of the Company are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. To the Company's knowledge, the Company is not infringing on any patent, trademark, trade name, service mark, trade secret or copyright of another entity and has received no notice or claim of any such infringement.

     2.8  Legal Proceedings Etc. Except as set forth in Section 2.8 of the
          ---------------------
Disclosure Schedule, there are no legal, administrative, arbitration, or other proceedings or governmental investigations pending or, to the best of the Company's and the Stockholder's knowledge, threatened against the Company, the Stockholder or the respective properties or assets of the Company and the Stockholder.

     2.9  Compliance: Licenses. The Company has at all times in the past
          --------------------
operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation. Section 2.9 of the Disclosure Schedule contains a true and complete list of all material licenses, permits, approvals, franchises and other authorizations as are necessary in order to enable the Company to own and conduct its business.

     2.10  Bank Account, etc. Section 2.10 of the Disclosure Schedule sets forth
           -----------------
a true and complete list of all bank accounts, safe deposit boxes and lock boxes of the Company including, with respect to each such account and lock box identification of all authorized signatories.

     2.11  Insurance. Section 2.11 of the Disclosure Schedule sets forth a
           ---------
summary of all general liability, product liability, fire, casualty, motor vehicle and other insurance currently maintained by or on behalf of the Company. All requirements and provisions thereof are being complied with. True and correct copies of all insurance policies relating to such coverage have been provided by the Company to the Purchaser. No notice of cancellation has been given to or received by the Company with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.

     2.12  Employee Plans. Except as set forth in Section 2.12 of the Disclosure
           --------------
Schedule, the Company does not maintain, sponsor or contribute to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of the Company is entitled to participate. The plans, programs, contracts, understandings and arrangements listed on the Disclosure Schedule pursuant to this Section 2.12 are hereinafter referred to as the "Employee Plans." The Company has supplied the Purchaser with complete and accurate copies of each such Employee Plan, each Employee Plan has been operated according to its terms in compliance with all applicable laws.

     2.13   Recent Operations: Employee Matters. Since December 31, 1997, (i)
            -----------------------------------
the Company has operated its business substantially as it was operated immediately prior to said date and only in the ordinary course, and the Company and the Stockholder have used their best efforts to preserve intact the Company's business relationships, (ii) there have been no bonuses paid to or increases in the compensation of officers or employees, except as set forth in
Section 2. 13(u) of the Disclosure Schedule, and (iii) except as set forth in
Section 2. 13(iii) of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution with respect to its capital stock.

     2.14  Stockholder Distributions. No dividends or distributions were
           -------------------------
declared and/or paid to the Stockholder (whether in cash or other assets) after December 31, 1997 through the date hereof (the "1998 Period").

          2.15  Environmental Matters. To the best of Company's knowledge, no
                ---------------------
storage tanks, underground or otherwise, are now located on any properties occupied by the Company, the Company has complied in all material respects with all environmental laws relating to its operations or properties occupied by it and there are no asbestos containing materials located on properties occupied by the Company. The Company has not received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state law, nor does it have knowledge of any other party's receipt of same relating to any properties occupied by the Company.

     2.16  Disclosure. The Company and the Stockholder have disclosed to the
           ----------
Purchaser all facts material to the assets, business, operations, financial condition and prospects of the Company. All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Purchaser by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no such items contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein and therein not misleading.

     2.17  No Conflict With Other Documents. Neither the execution and delivery
           --------------------------------
of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with, the Company's Articles of Incorporation or By-Laws, any terms of any contract, instrument or other agreement to which the Company is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Company or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse effect on the Company.

     2.8   Brokers and Advisors. The Company has taken no action which would
           --------------------
give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

     2.9 Authority. The execution, delivery and performance of this Agreement by
         ---------
the Company have been duly authorized by the sole Director and the Stockholder, and this Agreement is a valid and legally binding and enforceable obligation of the Company. Upon the satisfaction of all conditions contained herein and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Texas Secretary of State, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and the Purchaser.

     3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to the Purchaser as follows:

               3.1   Ownership of Company Common Stock. Such Stockholder has
                     ------------ --------------------
good and marketable title to the number of issued and outstanding shares of Company Common Stock set forth opposite his or her name on Section 3.1 of the Disclosure Schedule, free and clear of any pledges, liens, restrictions, claims or encumbrances of any kind. Such Stockholder is not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company.

     3.2  No Conflicts. Neither the execution and delivery of this Agreement nor
          ------------
the carrying out of the transactions contemplated hereby, will result in any breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights, under the terms of any contract, instrument or other agreement to which such Stockholder is a party or is otherwise bound, or any judgment, decree or order applicable to such Stockholder.

     3.3  Binding Effect. This Agreement is a valid and legally binding and
          --------------
enforceable obligation of the Stockholder.

     3.4  Litigation. There is no litigation, proceeding or governmental
          ----------
investigation pending as to which Stockholder has been served with process or summons, or to the best of Stockholder's knowledge, threatened or in prospect against or relating to such Stockholder or the shares of Company Common Stock owned by him or her or the transactions contemplated by this Agreement.

     3.5  Brokers and Advisors.  Such Stockholder has taken no action which
          --------------------
would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

     3.6  Investment Intent. It is understood that the shares of Purchaser
          -----------------
Common Stock to be delivered to the Stockholder pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. The Stockholder is acquiring the Purchaser Common Stock hereunder only for his own account and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

     In connection with the foregoing, each of the Stockholder hereby represents and warrants that:

     (a) such Stockholder has reviewed, discussed and evaluated the information delivered under Section 1.2 and has had the opportunity to ask questions of, and receive answers from, executive officers of the Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which such Stockholder considered necessary to verify the accuracy of the information delivered under Section 1.2,

     (b) such Stockholder understands that he or she must bear the economic risks of the investment in Purchaser Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

     (c) such Stockholder has sufficient knowledge and experience in financial and business matters to enable such Stockholder to be capable of evaluating the merits and the risks of the exchange of the Company Common Stock for the Purchaser Common Stock contemplated by this Agreement and such Stockholder's prospective investment in the Purchaser.

     3.7  Legends. It is understood and agreed that, to implement the
          -------
requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the certificates representing the Purchaser Common Stock deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 11 of this Agreement and after delivery of an opinion of Purchaser's counsel to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

     3 8    No Agreements with Respect to Purchaser Common Stock. Except for
            ----------------------------------------------------
this Agreement, Stockholder has not entered into any agreement or understanding with anyone for the sale, at Stockholder's option or otherwise, of any of the Purchaser Common Stock to be delivered hereunder to Stockholder at the Closing.

     4. COVENANTS OF THE PURCHASER. The Purchaser covenants to the Company and the Stockholder that, except as otherwise consented to in writing by the Company after the date of this Agreement:

     4.1  Stock Reservation. Between the date hereof and the Closing Date, the
          -----------------
Purchaser will keep available and reserve a sufficient number of shares of Purchaser Common Stock for issuance and delivery to the Stockholder as contemplated in this Agreement.

     4.2  Cause Conditions to be Satisfied. The Purchaser will use its best
          --------------------------------
efforts to cause all of the conditions described in Sections 8 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

     4.3  Registration Statement on Form S-3. The Purchaser will use its best
          ----------------------------------
efforts to meet the requirements for eligibility set forth in paragraph A. of the General Instructions to Form S-3, as promulgated by the U.S. Securities and Exchange Commission in fulfilling its obligations under Section 11 hereof

     4.4  Consents. The Purchaser agrees to take all necessary corporate or
          --------
other action and to use best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

     4.5  Tax-Free Reorganization. The Purchaser recognizes that the Company and
          -----------------------
the Stockholder desire to treat the Merger as a tax-free reorganization, and will use its best efforts to cooperate with the Company and the Stockholder in this regard.

     4.6  Establishment of New Centers. For and so long as Stockholder, Paschal
          ---------------- -----------
Gagliardo, shall continue his employment with Purchaser and manage the Original Centers, but not beyond January 1, 2001, Purchaser shall not establish a Sylvan Learning Center at any location lying within four (4) miles of the intersection of Interstate 10 and Bunker Hill Road (in west Houston) or within six (6) miles of the intersection of Interstate 10 and Dominion Road (near Katy), without the prior written approval of Paschal Gagliardo. This prohibition shall not limit Purchaser from establishing contract-operated Sylvan Learning Centers in public or non-public schools or in corporations for Sylvan-At-Work operations, at any site within such areas.

     5. COVENANTS OF THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder jointly and severally covenant to the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this Agreement.

     5.1  Conduct of Business. After the date hereof and through the date of the
          ---------- --------
Closing, with respect to the Company (a) its business will be conducted only in the ordinary course; (b) it will terminate each of its Employee Plans and will not enter into, adopt or amend any employee benefit plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its officers or employees, other than ordinary increases in salaries in accordance with past practices; (c) it shall pay in hill all liabilities outstanding on the date hereof except for (i) those balances owed to the holders of the Company's notes and other liabilities as shown in Section 5.1(c) of the Disclosure Schedule, and (ii) accrued employee compensation, leave and benefits and the taxes thereon as shown in Section 5.1
(c) of the Disclosure Schedule; and (d) it shall not incur any additional liability for borrowed money, or encumber any of its assets; (e) all outstanding loans payable by the Company to the Stockholder or receivable by the Company from the Stockholder or any employee shall be repaid in hill by the appropriate party; (f) its current assets at all times will exceed all of its liabilities;
(g) except as shown in Sec 5.1(g) of the Disclosure Schedule, all trade payables and liabilities and obligations payable in installments shall be current; (h) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the goodwill of suppliers, customers and others doing business with it; (i) it will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (j) it will not compromise or write off any material account receivable other than by collection of the hill recorded amount thereof, (k) no change shall be made in its Charter or By-Laws; (l) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock, nor shall it enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; (m) no dividend or other distribution or payment shall be declared or paid in respect of its capital stock; and (n) no bonus or additional compensation in excess of normal salary shall be paid to or declared for the benefit of any Stockholder.

     5.2     Consents. The Company and the Stockholder agree to take all
             --------
necessary corporate or other action and to use their best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.


     5.3  Audited Financial Statements. The Stockholder will cause the Company
          ----------------------------
to deliver to Purchaser the Company's audited financial statements for the year ended December 3 1, 1997 as soon as practicable after the execution of this Agreement. Said statements shall be prepared to reflect the business operations of the Company on an accrual basis in accordance withGAAP.

     5.4  Cause Conditions to Be Satisfied. The Company and the Stockholder will
          --------------------------------
use their best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

     5.5  Tax-Free Reorganization. The Company and the Stockholder recognize
          -----------------------
that the Purchaser desires to treat the Merger as a tax-free reorganization under the Code and will use best efforts to cooperate with the Purchaser in this regard.

     5.6  Reviewed Financial Statement. The stockholder, at his sole expense,
          ----------------------------
shall deliver to the Purchaser the Company's reviewed financial statement for the three (3) months ended March 31, 1998 as soon as practicable after the Closing. Said statements shall be prepared to reflect the business operations of the Company on an accrual basis in accordance with GAAP.

     6. MERGER OF PURCHASER AND THE COMPANY. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to effect the following transactions at the Closing:

     6.1  Conditions. The Purchaser and the Company will deliver to the other
          ----------
appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

     6.2  Merger. At the Closing, the Company will be merged with and into the
          ------
Purchaser pursuant to the provisions and with the effect provided in the general corporation laws of the States of Maryland and Texas. The parties shall prepare and execute appropriate merger documents under the corporate laws of Maryland and Texas, containing the terms provided in this Agreement, including a Certificate and Articles of Merger which shall be filed with the Maryland State Department of Assessments and Taxation and with the Texas Secretary of State on the Effective Closing Date, or immediately thereafter. The Purchaser shall be the surviving corporation in the Merger.

     6.3  Initial Considerarion/Conversion Amount: Conversion of the Company
          ------------------------------------------------------------------
Shares. As a result of the Merger and without any action by the holders thereof,
------
all of the shares of Company Common Stock issued and outstanding immediately prior to the Merger and all rights in respect thereof, shall be converted into that number shares of Purchaser Common Stock having a market value of $944,146 (the "Conversion Amount" or "Initial Consideration"). As a result of such conversion, the Stockholder will receive the number of shares of Purchaser Common Stock to be issued pursuant to the Merger, rounded to the nearest whole share. In order to effect such conversion, (i) the Stockholder will deliver to the Purchaser at the Closing certificates in due and proper form representing the shares of Company Common Stock owned by such Stockholder, duly endorsed or accompanied by duly executed stock powers, with signatures guaranteed by a commercial bank or a member of the National Association of Securities Dealers, Inc., and (ii) the Purchaser shall deliver to the Stockholder a certificate, in due and proper form, representing the number of shares of Purchaser Common Stock to which such Stockholder is entitled. Each share of Purchaser Common Stock issued pursuant to the Merger shall be frilly paid and non-assessable. For purposes of the foregoing, the market value of the Purchaser Common Stock shall equal the average of the closing prices reported in the Wall Street Journal for each of the fifteen (15) trading days ended and including Friday, March27, 1998.

     6.4  Earnout  Consideration. In addition to the Initial Consideration to be
          ----------------------
paid at Closing, the Purchaser shall pay to the Stockholder the amounts set forth in clauses (a), (b) and (c) below (together, the "Earnout Consideration," and, collectively with the Initial Consideration, the "Aggregate Purchase Price"), subject to the terms and conditions of those clauses.

          (a) The Purchaser agrees to pay the Stockholder as additional consideration for the Company Common Stock that number of shares of the Purchaser Common Stock having a then Market Value (as defined below) equal to the result of multiplying the West Houston EBIT(as defined below) for 1998 in excess of $200,000 by .333 and then by 5, with three-fourths of such shares being delivered to Stockholder on April 1, 1999, and the remaining one-fourth of such shares being delivered to Stockholder on April 1, 2001, subject to the conditions that Stockholder Paschal Gagliardo shall not as of December 31, 1998 (to receive the three-fourths portion) and March 31, 2001 (to receive the one-fourth portion), respectively, have terminated his employment with Purchaser "without cause" as of such dates or as of such dates had his employment terminated "for cause" by Purchaser, as those terms are used in the Employment Contract attached hereto as Exhibit A.

          (b) The Purchaser agrees to pay the Stockholder as additional consideration for the Company Common Stock that number of shares of the Purchaser Common Stock having a then Market Value (as defined below) equal to the result of multiplying the West Houston EBIT (as defined below) for 1999 in excess of $200,000 by 333 and then by 5, with three-fourths of such shares being delivered to Stockholder on April 1, 2000 and the remaining one-fourth of such shares being delivered to Stockholder on April 1, 2001, subject to the conditions that Stockholder Paschal Gagliardo shall not as of December 31, 1999 (to receive the three-fourths portion) and March 31, 2001 (to receive the one-fourth portion), respectively, have terminated his employment with Purchaser "without cause" as of such dates or as of such dates had his employment terminated "for cause" by Purchaser, as those terms are used in the Employment Contract attached hereto as Exhibit A.

          (c) The Purchaser agrees to pay the Stockholder as additional consideration for the Company Common Stock that number of shares of the Purchaser Common Stock having a then Market Value (as defined below) equal to the result of multiplying the West Houston EBIT (as defined below) for 2000 in excess of $200,000 by .333 and then by 5, with three-fourths of such shares being delivered to Stockholder on April 1, 2001, and the remaining one-fourth of such shares being delivered to Stockholder on April 1, 2001, subject to the conditions that Stockholder Paschal Gagliardo shall not as of December 31, 2000 (to receive the three-fourths portion) and March 31, 2001 (to receive the one-fourth portion), respectively, have terminated his employment with Purchaser "without cause" as of such date, or, as of such dates had his employment terminated "for cause" by Purchaser, as those terms are used in the Employment Contract attached hereto as Exhibit A.

          (d) For purposes of this Section 6.4, the Market Value of a share of Purchaser Common Stock shall equal the average of the closing per share sales prices reported in the Wall Street Journal, for each of the 15 trading days immediately prior to issuance.

          (e) For purposes of this Section 6.4, West Houston EBIT shall mean the net profits of Purchaser derived from the operation of the existing Sylvan Learning Centers located at 9575 Katy Freeway, Suite 310, Houston, Texas 77024 and 20501 Katy Freeway, Suite 132, Katy, Texas 77450 (the "Original Centers"), and no others unless either of the two Centers aforementioned shall be closed and relocated to another site pursuant to the written approval of Purchaser. The term "net profits" shall be calculated on an accrual basis center by center for the Original Centers in accordance with generally accepted accounting principles consistently applied, and shall mean (whether any given Original Center has, in fact, a profit or a loss) the yearly revenues attributable to all learning center operations conducted therein, less the sum of 1) all operating expenses and local, co-op and hill national advertising costs and charges directly incurred in operating said Centers, 2) depreciation and amortization charges against capitalized items in the Original Center, 3) 6% of the yearly revenues (as an adjustment to reach comparability to franchised center operations), and
4) Employee's salary and bonuses (under Section 2.0) and benefits (under Section 5.0), and Employee's staff; office and travel and entertainment expenses. Items under this last category will be divided equally only among those Centers (which may include additional centers to the two Original Centers) subject to Employee's managerial control from the date they open, which are located in the
                                                                         ------
area of the Territory of Sylvan License Agreement #314 as configured immediately
----
prior to the Closing. In calculating net profits, no consideration or effect shall be given to a) extraordinary and/or non-recurring expenses associated with the closing of any Original Center(s), b) capitalized expenditures associated with expansion of Original Centers (these amounts being later reflected in depreciation and amortization charges, and c) any indirect internal overhead expense incurred by Employer for accounting, marketing, finance, management, administration, human resources, and legal functions that benefit the Original Centers and their operations. The net profit of each of the Original Centers will be combined to determine the combined net profit, if any.

          (f) Purchaser covenants to Stockholder that it will, at all times, reserve a sufficient number of shares of Purchaser Common Stock to enable it to pay the Earn-out Consideration in full.

     6.5  Closing. The closing (the "Closing") of the transactions contemplated
          -------
by this Agreement shall take place at the offices of the Company, in Houston, Texas, beginning at 4:00 p.m. on March 30, 1998, or at such other time and place as may be agreed upon in writing by the Purchaser and the Stockholder (the "Closing Date"). The closing shall be effective as of the close of business on March 31, 1998 (the "Effective Closing Date").

     7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     7.1  Approvals of Governmental Authorities.  All governmental approvals
          -------------------------------------
necessary or advisable in the reasonable opinion of the Purchaser's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the reasonable judgment of the Purchaser, is unduly burdensome. Transactions contemplated by this

Agreement shall have been received and shall not contain any provision which, in the reasonable judgment of the Purchaser, is unduly burdensome.

     7.2  No Adverse Proceedings or Events. No suit, action or other proceeding
          --------------------------------
against the Company or the Purchaser, or their respective officers or directors, or either of the Stockholder, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     7.3  Consents and Actions: Contracts. All requisite consents of any third
          -------------------------------
parties and other actions which the Company has covenanted to use its best efforts to obtain and take under Section 5.2 hereof shall have been obtained and completed. All material contracts and agreements of the Company, including, without limitation, all contracts and agreements listed on Section 2.6 of the Disclosure Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

     7 4    Other Evidence. The Purchaser shall have received from the Company
            --------------
and the Stockholder such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and stockholders of the Company, as the Purchaser reasonably shall request.

     7.5  Emoloyment Agreement.  The Purchaser and Paschal Gagliardo shall have
          --------------------
entered into an Employment Agreement in substantially the form of Exhibit A
                                                                  -------
attached hereto.

     7.6  Current Financial Statements and Projections.  The Stockholder shall
          --------------------------------------------
have provided, or caused the Company to have provided to Purchaser the audited financial statements of the Company for calendar year 1997 showing an EBIT of at least $200,000 for such year, as well as a projection of revenues and expenses for calendar year 1998, which projection reflects net income of at least $240,000 for such year. Such audited financial statements shall be prepared on an accrual basis, in accordance with GAAP. "EBIT" means the Company's net revenues minus all of its expense items including any extraordinary and non-recurring items and depreciation and amortization, but excluding interest and taxes. For the 1998 projection, EBIT shall be calculated in the same manner as "profits subject to bonus' under paragraph 2.02 of the Employment Agreement attached hereto as Exhibit A.

     7. 7    Purchase of Other Houston and deliver to Stockholder the Purchaser
             -------------------------
Common the purchase of at least seven (7) of the following 315, 316, 323, 326, 327, 347 and 351 on or before Centers. The obligation of Purchaser to close Stock is conditioned on Purchaser closing on nine (9) Sylvan Learning Centers #311, 314, April 1, 1998. At the present time, Purchaser has non-binding letters of agreement to purchase all of said centers by April 1, 1998. If the closing of purchases on at least seven (7) of the centers listed above does not occur, for whatever reason, by April 1, 1998, Purchaser reserves the right to cancel this transaction by telephonic notice to Stockholder not later than 10:00 p.m. April 1, 1998, in which case the Purchaser Common Stock shall not be delivered to Stockholder, and Purchaser will promptly return all closing documents delivered by the Company and Stockholder at the Closing.

     7.8  Resignation of Officers and Directors. Each and every officer and
          ------------   ----------------------
director of the Company shall have resigned from any and all positions with the Company as director, officer or employee effective as of immediately prior to the Effective Closing Date.


     8. CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDER'S OBLIGATIONS. Unless waived by the Company and the Stockholder, all obligations of the Company and the Stockholder under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     8.1  No Adverse Proceedings or Events. No suit, action or other proceeding
          --------------------------------
against the Company or the Purchaser, or their respective officers or directors, or the Stockholder, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     8.2  Consents and Actions, All requisite consents of any third parties and
          --------------------
other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 4.4 of this Agreement shall have been obtained and completed.

     8.3  Other Evidence. The Company and the Stockholder shall have received
          --------------
from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors of the Purchaser, as the Company and the Stockholder reasonably shall request.

     9.  INDEMNIFICATION.

     9.1.      Indemnification bv the Stockholder. The Stockholder hereby
               ----------------------------------
covenants to indemnify and hold harmless the Purchaser and its respective successors and assigns from and after the date of Effective Closing Date against and in respect of the following:

          (i) any damage or loss resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Company or the Stockholder under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Company or the Stockholder hereunder;

          (ii) any liabilities or obligations of the Company or the Stockholder for federal, state or local income tax or, to the extent not accrued or reflected in the Financial Statements, any personal property, FICA, withholding, excise, unemployment, sales or franchise taxes arising from operations of the Company prior to the Effective Closing Date except as shown in
Schedule 5.1(c) and 5.1(g) of the Disclosure Schedule.

          (iii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.


   9.2. Notice and Defense. The Purchaser shall notify the Stockholder of any
        ------------------
asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and the Stockholder shall have an initial right to defend, compromise and settle such matter provided that the Purchaser is fully protected from any liability, loss damage, cost or expense in connection therewith, Within ten (10) days of receipt of such notice, Stockholder shall respond in writing as to whether Stockholder will engage counsel at Stockholder's expense to defend the claim. If Stockholder does not respond, or affirmatively declines to defend the claim or disputes its obligation to indemnify, the Purchaser shall then have, at its election, the right to compromise or defend any such matter at the Stockholder's sole cost and expense through counsel chosen by the Purchaser and reasonably acceptable to the Stockholder; provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and the Stockholder shall in all events have a right to veto any such compromise or defense which might increase the potential liability of, or create a new liability for, the Stockholder (other than under Section 9.1). Each party agrees in all cases to cooperate with the defending party and its or his counsel in the compromise of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its or his own cost and expense, of advisory counsel of its own choosing. As to any claim paid by the Purchaser for which the Stockholder has indemnity liability under this Section 9, and which the Stockholder does not reimburse Purchaser within five (5) days following demand for reimbursement by Purchaser, Purchaser may, in addition to any other remedies, (if such Stockholder is then an employee of Purchaser) offset the amount of the Stockholders liability on the claim paid against any compensation payable to the Stockholder.

     9.3.  Indemnification bv the Purchaser. From and after the Closing Date,
           --------------------------------
the Purchaser hereby covenants and agrees to indemnify and hold harmless the Stockholder against and in respect of the following.

          (i) any liability, loss, damage or expense resulting from any misrepresentation on, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder; and

          (ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.3, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Stockholder hereunder.

     The Stockholder shall notify the Purchaser of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Purchaser shall have the right to defend, compromise and settle such matter provided that the Stockholder is fully protected from any cost or expense in connection therewith. - - -right to defend, compromise and settle such matter provided that the Stockholder is fully protected from any cost or expense in connection therewith.

     10  SURVIVAL; LIMITATIONS.

     10.1   Survival. The representations, warranties and agreements made by the
            --------
parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of the Stockholder and Purchaser set forth in Section 9 hereof, shall survive the Closing under this Agreement regardless of any investigation made by the party making claim hereunder, except that, subject to the provisions of the next sentence, neither the Purchaser, on the one hand, nor the Stockholder, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to March 31, 2000. Notwithstanding the foregoing, (i) any indemnification obligations of the Stockholder relating to federal, state or local tax matters or environmental matters of any sort shall continue in hill force and effect without limitation until expiration of the statute of limitations applicable to such tax or environmental matters, (ii) the representation and warranty contained in Sections 2.1, 2.2 or 3.1 and any indemnification obligations of the Stockholder in connection therewith shall continue in hill force and effect without any limitation, (iii) any claims, actions or suits the Purchaser, on the one hand, or the Company or the Stockholder, on the other hand, may have which arises from any fraud or willful misconduct on the part of the Stockholder or the Company, or any representative of either, on the one hand, and the Purchaser or any representative of it, on the other hand, shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.

     10.2  Limitations. No indemnified party shall be entitled to
           -----------
indemnification hereunder until such time as a single loss or an aggregate of several losses equals Ten Thousand Dollars ($10,000), at which time such indemnified party shall be entitled to indemnification for all losses sustained, incurred, paid or required to be paid by such indemnified party in excess of the $10,000; and in no event shall any party to this Agreement be entitled to indemnification for a single loss or an aggregate of several losses which exceeds the Aggregate Purchase Price.

     11  REGISTRATION RIGHTS.

     11.1  Registration Procedures and Expenses. So long as the Stockholder has
           ------------------------------------
not initiated the termination of his employment with the Purchaser pursuant to
Section 4.01 of the Employment Agreement between the Stockholder and the Purchaser dated as of the date hereof, Purchaser shall:

          (a) as soon as practicable after the closing date but in no event later than ninety (90) days after the closing date, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (a "Shelf Registration Statement") covering the sale by the Stockholder from time to time of one half of the shares of the Purchaser Common Stock received by the Stockholder in the Merger, and as soon as practicable after the first anniversary of the closing date, but in no event later than ninety (90) days after the first anniversary of the closing date, a Shelf Registration Statement covering the sale by the Stockholder from time to time of the remaining shares of Purchaser Common Stock. The foregoing notwithstanding, Purchaser shall have no obligation to file a Shelf Registration Statement or to maintain the effectiveness of any previously filed Shelf Registration Statement if the sale of the Purchaser Common Stock pursuant to exemption from registration under Rule 144 is available to the Stock-holder, Further, the Purchaser may extend its obligation to file a registration statement if the Purchaser advises the Stockholder that there is a pending, but unannounced transaction or development which Purchaser determines is not then appropriate for disclosure, and that registration of the Purchaser Common Stock would require such disclosure.

          (b) use its best efforts, subject to receipt of necessary information from the Stockholder, to cause each of the Shelf Registration Statements to become effective;

          (c) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statements effective until the earlier of the date on which the Purchaser Common Stock registered by such Shelf Registration Statement has been sold, or one year from the date of the initial filing thereof,

          (d) during the period referred to in (c) above, prepare and promptly file with the Commission, and promptly notify the Stockholder of the filing of,
such amendment or   supplement to each such Shelf Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Purchaser Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          (e) advise the Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any of such Shelf Registration Statements or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

          (f) furnish to the Stockholder with respect to the Purchaser Common Stock registered under any of the Shelf Registration Statements such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Stockholder may reasonably request (but in no event more than 100 copies), in order to facilitate the public sale or other disposition of all or any of the registered Purchaser Common Stock by the Stockholder; provided, however; that the
                                           --------- -------
obligation of Purchaser to deliver copies of prospectuses or preliminary prospectuses to the Stockholder shall be subject to the receipt by Purchaser of reasonable assurances from the Stockholder that the Stockholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (g) file documents required of Purchaser for normal blue sky clearance in states reasonably specified in writing by the Stockholder, provided, however, that Purchaser shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

          (h) bear all expenses in connection with the procedures in paragraphs
(a) through (g) of this Section 11.1 and the registration of the Purchaser Common Stock pursuant to each of the

Shelf Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Stockholder.

     11.2     Engagement of Underwriters. The parties hereto agree that the
              ------------- ------------
Purchaser obligation to (i) conduct, arrange or coordinate any distribution or sales activities on Stockholder with respect to the Purchaser Common Stock other than as set forth in Section 11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Purchaser Common Stock pursuant to this Section 11. The Stockholder agrees that any underwriter(s) or counsel engaged in connection with the registration or distribution of the Purchaser Common Stock required to be registered pursuant to this Section 11 will be retained by and at the sole expense of the Stockholder and agrees further that any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Stockholder. In the event the Stockholder engages one or more underwriters pursuant to this Section 11.2, the Stockholder shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement and the completion of the distribution of the Purchaser Common Stock so registered.

     11.3  Indemnification with respect to Shelf Registration Statements.
           ------------------------------------- -----------------------
Purchaser hereby agrees to indemnify the Stockholder against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in any of the Shelf Registration Statements filed by Purchaser pursuant hereto, or the omission or alleged omission to state or incorporate by reference in such Shelf Registration Statements any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, such Shelf Registration Statements by Purchaser in reliance upon and in conformity with written information furnished to Purchaser specifically for use therein by or on behalf of the Stockholder. The Stockholder hereby agrees to indemnify Purchaser against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Shelf Registration Statements or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Purchaser in reliance upon and in conformity with written information furnished to Purchaser for use or incorporation by reference in such Shelf Registration Statements.

     12.     CONFIDENTIALITY.   After the date hereof the Stockholder will hold
in confidence and not reveal to any third parties any knowledge or information of a confidential nature with respect to the business, products, know-how and methods of operation of the Company, and will not disclose, publish or make use of the same, provided, however, that the foregoing shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become well known by publication or otherwise not due to the unauthorized act or omission on the part of the Stockholder, or (iii) been supplied to the Stockholder by a third party without violation of the rights of the Company or the Purchaser or any other party. The parties agree that the remedy at are consummated, it is expressly understood that the Stockholder will bear, and will not cause the Company to pay, any legal fees or other expenses incurred by Company in connection with the transactions contemplated by this agreement, as well as the cost of furnishing the audited and reviewed

Company Financial Statements referred to in Section 2.4; provided, however, that in the event of any litigation between the parties hereto relating to or arising from this Agreement, the prevailing party in such litigation shall be entitled to payment by the non-prevailing party of all reasonable attorney's fees and costs.

     13. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser, shall be addressed to:

     0. Steven Jones, General Counsel
     Sylvan Learning Systems, Inc.
     1000 Lancaster Street
     Baltimore, Maryland 21202

     with a copy to:

     Richard C. Tilghman, Jr,, Esquire
     Piper & Marbury
     36 South Charles Street
     Baltimore, Maryland 2]20]

     (b) if to the Company or the Stockholder, shall be addressed to:

     Paschal Gagliardo
     1215 Breezy Bend
     Katy, Texas 77494

     All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

     14. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     15. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein,

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

express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

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

     IN WITNESS WHEREOF, the Purchaser, the Company and the Stockholder have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

WITNESS:                                SYLVAN LEARNING SYSTEMS, INC.

__________________________              By: __________________________


                                        Name: O. Steven Jones
                                        Title:  Vice President




WITNESS:                                LEARNING CENTERS OF WEST HOUSTON, INC.


__________________________              By: __________________________

                                        Name: Paschal Gagliardo
                                        Title:  President



WITNESS:                                STOCKHOLDER


__________________________              ______________________________

                                        Paschal Gagliardo


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